Exhibit 3.2

BY-LAWS
OF
THE WILBER CORPORATION
As Amended and Restated January 21, 2005

ARTICLE 1
Definitions

        In these Bylaws, and for all purposes hereof, unless there be something in the subject or context inconsistent therewith:

(a)	Corporation shall mean The Wilber Corporation.

(b)	Certificate of Incorporation shall mean the Corporation’s Certificate of Incorporation as filed on July 30, 1928, together with any and all amendments and subsequent restatements thereto.

(c)	Board shall mean the Board of Directors of the Corporation.

(d)	Shareholders shall mean the shareholders of the Corporation.

(e)

Chairperson of the Board, Vice Chairperson of the Board, Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”), President, Executive Vice President, Senior Vice President, Vice President, Treasurer or Secretary, as the case may be, shall mean the person at any given time occupying the particular office with the Corporation.

ARTICLE 2
Corporation Office

        Section 2.1 The Corporation shall have and continuously maintain in New York a registered office which may, but need not, be the same as its place of business and at an address to be designated from time to time by the Board.

        Section 2.2 The Corporation may also have offices at such other places as the Board of Directors may from time to time designate or the business of the Corporation may require.

ARTICLE 3
Shareholders Meetings

        Section 3.1 All meetings of the shareholders shall be held at such time and place as may be fixed from time to time by the Board.

        Section 3.2 A meeting of the shareholders shall be held annually for the election of directors and the transaction of other business at such hour and on such day as may be determined by the Board and designated in the notice of meeting.

        Section 3.3 A special meeting of the shareholders may be called at any time by the Chairperson of the Board, or in the Chairperson’s absence the Vice Chairperson, if any, Chief Executive Officer, President, a majority of the Board, or by shareholders entitled to cast at least one-tenth of the votes which all shareholders are entitled to cast at the particular meeting. If such request is addressed to the Secretary, it shall be signed by the persons making the same and shall state the purpose or purposes of the proposed meeting. Upon receipt of any such request, it shall be the duty of the Secretary to call a special meeting of the shareholders to be held at a time, not less than 10 nor more than 60 days thereafter, as the Secretary may fix. If the Secretary shall neglect or refuse to issue such call within 5 days from the receipt of such request, the person or persons making the request may issue the call.

        Section 3.4 Written notice of all meetings other than adjourned meetings of shareholders, stating the place, date and hour, and in case of special meetings of shareholders, the purpose thereof, shall be served upon, or mailed, postage prepaid, at least 10 days and not more than 60 days before such meeting, unless a greater period of notice is required by statute, to each shareholder entitled to vote, at such address as appears on the transfer books of the Corporation. Nevertheless, notice of any meeting of the shareholders shall not be required to be given to any shareholder who shall waive notice thereof as hereinafter provided in Article 33 of these Bylaws. Except when expressly required by law, notice of any adjourned meeting of the shareholders need not be given nor shall publication of notice of any annual meeting thereof be required.

        Section 3.5 The items of business at all meetings of the shareholders shall be, insofar as applicable, as follows:

Call to order.

Proof of notice of meeting or of waiver thereof.

Appointment of inspectors of election, if necessary.

A quorum being present.

Reports.

Election of directors.

Other business specified in the notice of the meeting.

Voting.

Adjournment.

        Any items of business not referred to in the foregoing may be taken up at the meeting as the chairperson of the meeting shall determine.

        No other business shall be transacted at any annual meeting of shareholders, except business as may be: (i) specified in the notice of meeting (including shareholder proposals included in the Corporation’s proxy materials under Rule 14a-8 of Regulation 14A under the Securities Exchange Act of 1934), (ii) otherwise brought before the meeting by or at the direction of the Board, or (iii) a proper subject for the meeting which is timely submitted by a shareholder of the Corporation entitled to vote at such meeting who complies fully with the notice requirements set forth below.

        For business to be properly submitted by a shareholder before any annual meeting under subparagraph (iii) above, a shareholder must give timely notice in writing of such business to the Secretary of the Corporation. To be considered timely, a shareholder’s notice must be received by the Secretary at the principal executive offices of the Corporation not less than 120 calendar days nor more than 150 calendar days before the date of the Corporation’s proxy statement released to shareholders in connection with the prior year’s annual meeting.

        However, if no annual meeting was held in the previous year, or if the date of the applicable annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, a shareholder’s notice must be received by the Secretary not later than 60 days before the date the Corporation commences mailing of its proxy materials in connection with the applicable annual meeting.

        A shareholder’s notice to the Secretary to submit business to an annual meeting of shareholders shall set forth: (i) the name and address of the shareholder, (ii) the number of shares of stock held of record and beneficially by such shareholder, (iii) the name in which all such shares of stock are registered on the stock transfer books of the Corporation, (iv) a representation that the shareholder intends to appear at the meeting in person or by proxy to submit the business specified in such notice, (v) a brief description of the business desired to be submitted to the annual meeting, including the complete text of any resolutions intended to be presented at the annual meeting, and the reasons for conducting such business at the annual meeting, (vi) any personal or other material interest of the shareholder in the business to be submitted, and (vii) all other information relating to the proposed business which may be required to be disclosed under applicable law. In addition, a shareholder seeking to submit such business at the meeting shall promptly provide any other information reasonably requested by the Corporation.

        The chairman of the meeting shall determine all matters relating to the efficient conduct of the meeting, including, but not limited to, the items of business, as well as the maintenance of order and decorum. The chairman shall, if the facts warrant, determine and declare that any putative business was not properly brought before the meeting in accordance with the procedures prescribed by this Section 3.5, in which case such business shall not be transacted.

Notwithstanding the foregoing provisions of this Section 3.5, a shareholder who seeks to have any proposal included in the Corporation’s proxy materials shall comply with the requirements of Rule 14a-8 under Regulation 14A of the Securities Exchange Act of 1934, as amended.

ARTICLE 4
Quorum of Shareholders

        Section 4.1The presence, in person, or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on the particular matter shall constitute a quorum for purposes of considering such matter and, unless otherwise provided by statute, the acts of such shareholders at a duly organized meeting shall be the acts of the shareholders. If, however, any meeting of shareholders cannot be organized because of lack of a quorum, those present in person, or by proxy, shall have the power, except as otherwise provided by statute, to adjourn the meeting to such time and place as they may determine, without notice other than an announcement at the meeting, until the requisite number of shareholders for a quorum shall be present in person, or by proxy. Except, that in the case of any meetings called for the election of directors, such meeting may be adjourned only for periods not exceeding 15 days as the holders of a majority of the shares present in person, or by proxy, shall direct, and those who attend the second of such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors. At any adjourned meeting at which a quorum shall be present or so represented, any business may be transacted which might have been transacted at the original meeting if a quorum had been present. The shareholders present in person, or by proxy, at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

ARTICLE 5
Voting Rights

        Section 5.1 Except as may otherwise be provided by law or by the Certificate of Incorporation, at every shareholders’ meeting, every shareholder entitled to vote shall have the right to one vote for every share having voting power standing in his name on the books of the Corporation on the record date fixed for the meeting.

        Section 5.2 When a quorum is present at any meeting the voice vote of the holders of the majority of the stock having voting power, present in person, or by proxy, shall decide any questions brought before such meeting except as provided differently by law or by the Certificate of Incorporation.

        Section 5.3 The vote at any election for directors shall be by ballot.

ARTICLE 6
Proxies

        Section 6.1 Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for the shareholder by proxy. Every proxy, in a form acceptable to the inspectors, shall be executed in writing by the shareholder or his duly authorized attorney-in-fact and filed with the Secretary of the Corporation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been received by the Secretary of the Corporation. No unrevoked proxy shall be valid after 11 months from the date of its execution.

ARTICLE 7
Record Date

        Section 7.1The Board may fix a time, not more than 60 nor less than 10 days prior to the date of any meeting of shareholders, or (iii) not more than 60 days prior to the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to vote on matters brought before shareholders at any regular or special shareholders’ meeting, to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the right in respect to any such change, conversion or exchange of shares. In such case, only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting of to receive payment of such dividend or to receive such allotment of rights or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date fixed as aforesaid.

ARTICLE 8
Voting Lists

        Section 8.1The Secretary having charge of the transfer books for shares of the Corporation shall make, not more than five days after the record date for each meeting of shareholders, a complete alphabetical list of the shareholders entitled to vote at the meeting with their addresses and the number of shares held by each, which list shall be kept on file at the registered office or principal place of business of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours on reasonable notice to the Corporation. Such list shall be produced at and kept open for inspection by any shareholder during the entire meeting. This shareholder list of the shares of the Corporation, or a duplicate thereof kept in this state, shall be prima facie evidence as to who are the shareholders entitled to exercise the rights of a shareholder.

ARTICLE 9
Inspectors of Election

        Section 9.1In advance of any meeting of shareholders, the Board may appoint one or more inspectors of election, who need not be shareholders to act at such meeting or any adjournment thereof. If inspectors of election are not so appointed, the person presiding at such meeting may, and on the request of any shareholder or his proxy shall, make such appointment at the meeting. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares present and entitled to vote shall determine whether one or three inspectors are to be appointed. No person who is a candidate for office shall act as an inspector. The inspectors of election shall do all such acts as may be proper to conduct the election or vote, and such other duties as may be prescribed by statute, with fairness to all shareholders, and if requested by the Chairperson of the meeting or any shareholder or shareholder’s proxy, shall make a written report of any matter determined by them and execute a certificate of any fact found by them. If there are three inspectors of election, the decision, act or certificate of a majority shall be the decision, act or certificate of all.

ARTICLE 10
Directors

        Section 10.1Unless otherwise specifically set forth in the Corporate Governances and Nominating Committee Charter or applicable law, any shareholder who intends to nominate or cause to have nominated any candidate for election to the Board (other than any candidate proposed by the Corporation’s Board) shall so notify the Secretary of the Corporation in writing not less than 14 days and not more than 50 days prior to any meeting of shareholders called for the election of directors, provided however, that if less than twenty-one (21) days’ notice of the meeting is given to shareholders, such nomination shall be delivered or mailed to the Secretary of the Corporation not later than the close of the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholders:

(a)	The name and address of each proposed nominee:

(b)

A statement of qualifications which should include age, principal occupation, general business knowledge and experience, specific skills such as an understanding of finance, and a listing of any other board memberships;

(c)	The number of shares of the Corporation owned by each proposed nominee;

(d)	The total number of shares that to the knowledge of the notifying shareholder will be voted for each proposed nominee;

(e)	The name and residence address of the notifying shareholder; and

(f)	The number of shares of the Corporation owned by the notifying shareholder.

Any nomination for director not made in accordance with this section may be disregarded by the Chairperson of the meeting, and votes cast for each such nominee shall be disregarded by the inspectors of election. In the event the same person is nominated by more than one shareholder, if at least one nomination for such person complies with this section, the nomination shall be honored and all votes cast for such nominee shall be counted.

        Section 10.2 The number of directors that shall constitute the whole Board of Directors shall be not less than five nor more than twenty-five and shall be set by the shareholders at the annual meeting. Within the foregoing limits, the Board of Directors may from time to time fix the number of directors but may not raise or lower by more than three (3) between any two (2) successive annual meetings of shareholders. Each Director shall be a citizen of the United States, a natural person over the age of 21 and shall not have attained the age of 70 prior to January 1st of the year of their election/re-election. Additionally, during the term of office each director in their own name shall own and at all times retain $1,000 aggregate market value of the Corporation’s common stock.

        Section 10.3 The Board may declare vacant the office of a director if the director is declared of unsound mind by an order of court or convicted of a felony, if, within 30 days after notice of election, the director does not accept such office either in writing or by attending a meeting of the Board, or for any other proper cause, including but not limited to a material change in the director’s qualifications or affiliations which gave rise to the director’s nomination at time of election.

        Section 10.4 Any director of the Corporation may resign at any time by giving written notice of resignation to the Board or the Chairperson of the Board or the Secretary. Any such resignation shall take effect at the time specified therein, or if the time when it shall become effective shall not be specified therein, then it shall take effect immediately upon its receipt; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

ARTICLE 11
Vacancies on Board of Directors

        Section 11.1Vacancies on the Board of Directors, including vacancies resulting from an increase in the number of directors, may be filled by a majority vote of the remaining members of the Board of Directors. Each person so appointed shall be a director until the next annual meeting of the shareholders.

ARTICLE 12
Powers of Board of Directors

        Section 12.1The business and affairs of the Corporation shall be managed by the Board as a formal body and through such committees as the Board may establish and which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, Certificate of Incorporation or these By-Laws directed or required to be exercised and done by the shareholders.

        Section 12.2 The Board shall have the power and authority to appoint an Executive Committee, an Audit Committee, a Compensation and Benefits Committee, a Corporate Governance and Nominating Committee and such other committees as may be deemed necessary by law, regulation or the Board for the efficient operation of the Corporation. The Executive Committee shall consist of the Chairperson of the Board, the Vice Chairperson of the Board, if any, the Chief Executive Officer, and at least three (3) independent directors. The Executive Committee shall meet at such time as may be fixed by the Board, or upon call of the Chairperson, Vice Chairperson or CEO. A majority of members of the Executive Committee shall have and may exercise the authority of the Board in the intervals between the meetings of the Board so far as may be permitted by law.

ARTICLE 13
Meetings of the Board of Directors

        Section 13.1 An organizational meeting may be held immediately following the Annual Shareholders Meeting without the necessity of notice to the Directors to constitute a legally convened meeting, or the directors may meet at such time and place as may be fixed by either a notice or waiver of notice or consent signed by all of such directors.

        Section 13.2 Meetings of the Board shall be held at least four times a year at a time, date and place determined by the Board. Directors are expected to attend regularly scheduled Board and Committee meetings in person whenever possible. Attendance by teleconference is permitted at no more than 25% of the meetings. In accordance with federal securities laws, members attending less than 75% of the aggregate number of Board meetings and meetings of Committees on which such director serves, either in person or by teleconference in a calendar year shall be cited in the following year’s proxy.

        Section 13.3 Special meetings of the Board may be called by the Chairperson, Vice Chairperson or CEO on one day’s notice to each director, either personally, by mail, or by telephone.

        Section 13.4 At all meetings of the Board, a majority of the Board shall constitute a quorum for the transaction of business, and the acts of the majority of the directors present at the meeting at which a quorum is present shall be the acts of the Board, except as may be otherwise specifically provided by statute, the Certificate of Incorporation or these By-Laws. If a quorum shall not be present at any meeting of the directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or as permitted herein.

ARTICLE 14
Informal Action by the Board of Directors

        Section 14.1 If all the directors shall severally or collectively consent in writing or by telephone poll, ratified by a majority of the Board at their next meeting, to any action to be taken by the Corporation, such action shall be as valid a corporate action as though it had been authorized at a meeting of the Board of Directors.

ARTICLE 15
Compensation of Directors

        Section 15.1 Directors shall receive a stated fee for their services or a fixed sum and expenses for attendance at regular, special and committee meetings, or any combination of the foregoing as may be determined from time to time by resolution of the Board. Board and committee chairpersons may be authorized by the Board to receive additional compensation and nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefore.

ARTICLE 16
Officers

        Section 16.1The officers of the Corporation shall be elected by the Board at its organizational meeting and may consist of a Chairperson and Vice Chairperson of the Board, a CEO, a President, a Chief Financial Officer, a Secretary and a Treasurer. The Board may also elect one or more Vice Presidents and such other officers and appoint such agents as it shall deem necessary. Each officer shall hold office for such term, shall have such authority and shall perform such duties as may from time to time be prescribed by the Board and in these By-Laws. Any two offices may be held by the same person, unless prohibited by law.

        Section 16.2 The compensation of the CEO, President, and CFO shall be fixed by the Compensation and Benefits Committee of the Board.

        Section 16.3 The Board, upon the recommendation of the Corporate Governance and Nominating Committee, may remove any director pursuant to Section 10.4 hereof, officer, employee or agent elected or appointed, at any time and within the period, if any, for which such person was elected or employed whenever in the Board’s judgment it is to the best interest of the Corporation, and all persons shall be elected and employed subject to the provisions hereof. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the Board.

        Section 16.4 The compensation of the officers of the Corporation may be fixed from time to time by the Board; provided, however, that the Board may delegate to the Compensation and Benefits Committee the power to fix or approve the compensation of any officers. Any officer of the Corporation shall not be prevented from receiving compensation by reason of being also a director of the Corporation; but any such officer who shall also be a director shall not have any vote in the determination of the amount of compensation paid to such officer.

ARTICLE 17
The Chairperson of the Board

        Section 17.1 The Chairperson of the Board shall preside at all meetings of the shareholders and the directors, except that the Chairperson may designate an Acting Chairperson to preside at the Annual Meeting. The Chairperson shall supervise the carrying out of the policies adopted or approved by the Board. The Chairperson shall have the specific powers conferred by these By-Laws and may exercise such further powers and duties as from time to time may be conferred upon or assigned to the Chairperson by the Board.

ARTICLE 18
The Vice Chairperson of the Board

        Section 18.1The Vice Chairperson of the Board, in the absence of or as appointed by the Chairperson of the Board, shall carry out the duties of the Chairperson with the specific power conferred upon the Chairperson by these By-Laws or as from time to time conferred upon or assigned by the Board.

ARTICLE 19
The Chief Executive Officer

        Section 19.1The CEO is the highest ranking officer of the Corporation and is ultimately responsible to assure that the Corporation and its employees comply with all aspects of applicable laws and regulations. The CEO shall be responsible for the establishment of strategic and financial objectives of the Corporation, in a manner which is consistent with Board philosophy, policy; communicating with the Board, and as appropriate with the President, on all decisions affecting the institution that must be made at a Board level. The CEO shall have the authority to execute bonds, mortgages and other contracts requiring a seal under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the Corporation. The CEO shall be the official representative of the Corporation to all other banking related organizations and in conjunction with or in the absence of the Chairperson or Vice Chairperson have general and active management of the business of the Corporation; shall see that all orders and resolutions of the Board are put into effect, subject, however, to the right of the Board to delegate any specific powers, except such as may be by statute exclusively conferred on the Chairperson or Vice Chairperson, to any other officer or officers of the Corporation. The CEO provides direct management of key functions as appropriate and represents the institution in the community and the industry related activities.

ARTICLE 20
The President (Chief Operating Officer)
(if different from the CEO)

        Section 20.1The President shall be the alternate official representative of the Corporation to all other banking related organizations. The President shall have general and active management of the business of the Corporation; shall see that all orders and resolutions of the Board and CEO are put into effect, subject, however, to the Board to delegate any specific powers, except such as may be by statute exclusively conferred on the President to any other officer or officers of the Corporation; shall execute bonds, mortgages and other contracts requiring a seal under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the Corporation.

ARTICLE 21
Chief Financial Officer

        Section 21.1The CFO shall be responsible for directing the development and maintenance of the Corporation’s financial plans and policies; monitoring the Corporation’s performance against the established financial plan; directing the preparation of various financial reports for review by management and the Board. The CFO shall assure internal control systems are sufficient to protect the assets of the Corporation and in compliance with regulatory and GAAP standards. Additionally, the CFO shall assist in setting the strategic direction of the Corporation; develop and implement capital management strategies, stock liquidity and stock listing plans; and assure regulatory reporting requirements are completed in a timely and accurate manner.

ARTICLE 22
The Vice Presidents

        Section 22.1Each Executive and Senior Vice Presidents shall perform all such duties as from time to time may be assigned by the Board or the CEO or President. Each Vice President shall perform all such duties as from time to time may be assigned by the Board or the CEO or the President or an Executive or a Senior Vice President. Any Vice President may sign certificates representing shares of stock of the Corporation pursuant to the provisions of Section 27.1 of these Bylaws.

ARTICLE 23
The Secretary

        Section 23.1The Secretary shall attend all meetings of the Board and of the shareholders and keep accurate records thereof in one of more minute books kept for that purpose; shall give, or cause to be given, the required notice of all meetings of the shareholders, of the Board and special meetings of the Executive Committee; shall keep in safe custody the corporate seal of the Corporation, and affix the same to any instrument requiring it, and when so fixed, it shall be attested by his signature or the signature of the Treasurer or an Assistant Secretary or Assistant Treasurer; shall maintain control of the stock certificate books and stock ledgers of the Corporation, in which shall be recorded all stock issues, transfers, the dates of same, the names and addresses of all shareholders and the number of shares held by each; shall, when necessary, cause to be prepared new certificates upon the transfer of shares and surrender the old certificates; shall cancel such surrendered certificates; and shall perform such other duties as may be assigned to the Secretary by the Board, the CEO, or the President.

ARTICLE 24
The Treasurer

        Section 24.1The Treasurer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation; shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as shall be designated by the Board; shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouches for such disbursements; shall render to the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation; and shall have the right to affix the corporate seal to any instrument requiring it, and to attest to the same by his signature; shall perform such other duties as may be assigned to him by the Board or the President; and if so required by the Board, he shall give bond in such sum and with such surety as the Board may from time to time direct.

ARTICLE 25
Assistant Officers

        Section 25.1Each assistant officer shall assist in the performance of the duties of the officer whom the officer is assisting and shall perform such officer’s duties in the absence of the officer. The assisting officer shall perform such additional duties as the Board, CEO, the President or the officer to whom the officer is assisting may from time to time assign. Such officers may be given such functional titles as the Board shall from time to time determine.

ARTICLE 26
Indemnification of Directors and Officers
(Subject to change to comply with N.Y. law)

        Section 26.1 The Corporation shall, to the fullest extent permitted by applicable law as in effect at any time, indemnify any person made, or threatened to be made, a party to an action or proceeding whether civil or criminal (including an action or proceeding by or in the right of the Corporation or any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, for which any director or officer of the Corporation served in any capacity at the request of the Corporation), by reason of the fact that such person or such person’s testator or intestate was a director or officer of the Corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney’s fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein. Such indemnification shall be a contract right and shall include the right to be paid advances of any expenses incurred by such person in connection with such action, suit or proceeding, consistent with the provisions of applicable law in effect at any time. Indemnification shall be deemed to be permitted within the meaning of the first sentence hereof if it is not expressly prohibited by applicable law as in effect at the time.

ARTICLE 27
Certificate of Shares

        Section 27.1. The shares of the Corporation shall be represented by certificates, or shall be uncertificated shares. Each owner of stock of the Corporation shall be entitled to have a certificate, in such form as shall be approved by the Board, certifying the number of shares of stock of the Corporation owned. To the extent that shares are represented by certificates, such certificates of stock shall be signed in the name of the Corporation by the CEO or the President or a Board authorized Vice President and by the Secretary or CFO and sealed with the seal of the Corporation (which seal may be a facsimile, engraved or printed); provided, however, that where any such certificate is signed by a registrar, other than the Corporation or its employee, the signatures of the CEO, the President, the Secretary, the CFO and transfer agent or a transfer clerk acting on behalf of the Corporation upon such certificates may be facsimiles, engraved or printed. In case any officer, transfer agent or transfer clerk acting on behalf of the Corporation ceases to be such officer, transfer agent, or transfer clerk before such certificates shall be issued, they may nevertheless be issued by the Corporation with the same effect as if they were still such officer, transfer agent or transfer clerk at the date of their issue.

        Section 27.2. There shall be kept at the office of the Corporation correct books of account of all its business and transactions, minutes of the proceedings of shareholders, Board, and Executive Committee, and a book to be known as the record of shareholders, containing the names and addresses of all persons who are shareholders, the number of shares of stock held, and the date when the shareholder became the owner of record thereof.

        Section 27.3. Transfers of shares of stock of the Corporation shall be made on the record of shareholders of the Corporation only upon authorization by the registered holder thereof, or by an attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and on surrender of the certificate or certificates for such shares properly endorsed, provided such shares are represented by a certificate, or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. The person in whose names shares of stock shall stand on the record of shareholders of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. Whenever any transfers of shares shall be made for collateral security and not absolutely and written notice thereof shall be given to the Secretary or to such transfer agent or transfer clerk, such fact shall be stated in the entry of the transfer.

        Section 27.4. The Board may make such additional rules and regulations as it may deem expedient, not inconsistent with these By-laws, concerning the issue, transfer and registration of certificated or uncertificated shares of stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates of stock to bear the signature or signatures of any of them.

        Section 27.5. The holder of any certificate representing shares of stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of such certificate, and the Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it which the owner thereof shall allege to have been lost or destroyed or which shall have been mutilated, and the Corporation may, in its discretion, require such owner or the owner’s legal representatives to give to the Corporation a bond in such sum, limited or unlimited, and in such form and with such surety or sureties as the Board in its absolute discretion shall determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate, or the issuance of such new certificate. Anything to the contrary notwithstanding, the Corporation, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to legal proceedings under the laws of the State of New York.

        Section 27.6. The record of shareholders and minutes of the proceedings of shareholders shall be available for inspection, within the limits and subject to the conditions and restrictions prescribed by applicable law.

ARTICLE 28
Dividends

        Section 28.1 The Board may, from time to time, at any duly convened regular or special meeting or by unanimous consent in writing, declare and pay dividends both regular and special upon the outstanding shares of capital stock of the Corporation in cash, property or shares of the Corporation, so long as any dividend shall not be in violation of law, rule, regulation or the Certificate of Incorporation.

        Section 28.2 Before payment of any dividends, there may be satisfied out of any funds of the Corporation available for dividends such sum or sums as the Board from time to time, in its absolute discretion, deems proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the Board shall believe to be for the best interest of the Corporation, and the Board of Directors may reduce or abolish any such reserve in the manner in which it was created.

ARTICLE 29
Financial Report to Shareholders

        Section 29.1 The CEO, the President, and/or the CFO as official representatives of the Board shall present at each Annual Meeting of the Shareholders a full and complete statement of the business and affairs of the Corporation for the preceding year.

        Section 29.2. Unless otherwise required by applicable law, the Board shall employ an independent public or certified public accountant or firm of such accountants who shall act as auditors in making examinations of the consolidated financial statements of the Corporation and its subsidiaries in accordance with generally accepted auditing standards. The auditors shall certify that the annual financial statements are prepared in accordance with generally accepted accounting principles, and shall report on such financial statements to the shareholders and directors of the Corporation. The Board’s selection of auditors shall be presented for ratification by the shareholders at the annual meeting.

ARTICLE 30
Checks and Notes

        Section 30.1 All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board, the CEO or President may from time to time designate.

        Section 30.2 All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petition, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments and documents may be signed, executed, acknowledged, verified, delivered and accepted, including those in connection with the fiduciary powers of the Corporation, shall be signed on behalf of the Corporation by the CEO, the President or other persons as may be designated by either or the Board.

ARTICLE 31
Fiscal Year

        Section 31.1 The fiscal year of the Corporation shall be the calendar year.

ARTICLE 32
Seal

        Section 32.1The corporate seal shall have inscribed thereon the name of the Corporation and the year of its organization. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

ARTICLE 33
Notices and Waivers Thereof and Record Date

        Section 33.1 Whenever, under the provisions of law or of the Certificate of Incorporation or of these By-Laws, written notice is required to be given to any person, it may be given to such person either personally or by sending a copy thereof through the mail, charges prepaid, to the person’s address appearing on the books or records of the Corporation or supplied by the person to the Corporation for the purpose of notice. If the notice is sent by mail, it shall be deemed to have been given to the person entitled thereto when deposited in the United States Mail for delivery to such person. Such notice shall specify the place, day and hour of the meeting and, in the case of a special meeting of shareholders, the general nature of the business to be transacted.

        Section 33.2 Any written notice required to be given to any person may be waived in writing, signed by the person entitled to such notice whether before or after the time stated therein. Attendance of any person entitled to notice, whether in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where any person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened. Where written notice is required of any meeting, the waiver thereof must specify the purpose only if it is for a special meeting of shareholders.

        Section 33.3 The Board shall fix a time not exceeding 60 nor less than 10 days prior to the date then fixed for the holding of any meeting of the shareholders or prior to the last day on which the consent or dissent of the shareholders may be effectively expressed for any purpose without a meeting, as the time as of which the shareholders entitled to notice of and to vote at such meeting or whose consent or dissent is required or may be expressed for any purpose, as the case may be, shall be determined, and all persons who were holders of record of voting stock at such time, and no others, shall be entitled to notice of and to vote at such meeting or to express their consent or dissent, as the case may be. The Board may fix a time not exceeding sixty days preceding the date fixed for the payment of any dividend or the making of any distribution or the allotment of rights to subscribe for securities of the Corporation, or for the delivery of evidences of rights or evidences of interests arising out of any change, conversion or exchange of capital stock or other securities, as the record date for the determination of the shareholders entitled to receive any such dividend, distribution, allotment, rights or interests, and in such case only the shareholders of record at the time so fixed shall be entitled to receive such dividend, distribution, allotment, rights or interests.

ARTICLE 34
Amendments

        Section 34.1 These Bylaws may be amended or repealed or new Bylaws may be adopted by the affirmative vote of the holders of greater than fifty percent (50%) of the outstanding shares of common stock entitled to vote at any annual or special meeting, if the notice thereof mentions that amendment or repeal of the adoption of new Bylaws is one of the purposes of such meeting. These Bylaws may also be amended or repealed or new Bylaws may be adopted by the affirmative vote of a majority of the Board convened at any meeting, if the notice thereof mentions that amendment or repeal or the adoption of new Bylaws is one of the purposes of such meeting, subject to the rights of shareholder under the laws of the State of New York.